     As filed with the Securities and Exchange Commission on July 30, 1997.
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            -----------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            -----------------------

                              METRO NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      76-0505148
   (State or other jurisdiction of          (I.R.S. Employer Identification No.)
    incorporation or organization)

    2800 POST OAK BOULEVARD, SUITE 4000
             HOUSTON, TEXAS                                     77056
 (Address of Principal Executive Offices)                     (Zip Code)


                        NONQUALIFIED STOCK OPTION GRANTS
                           (Full title of the plans)

                              DAVID I. SAPERSTEIN
                            CHIEF EXECUTIVE OFFICER
                              METRO NETWORKS, INC.
                      2800 POST OAK BOULEVARD, SUITE 4000
                             HOUSTON, TEXAS  77056
                    (Name and address of agent for service)

                                 (713) 407-6000
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:

                              NEIL A. TORPEY, ESQ.
                       PAUL, HASTINGS, JANOFSKY & WALKER
                                399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                           TELEPHONE:  (212) 318-6000

                        CALCULATION OF REGISTRATION FEE

                                                                               Proposed
                                                           Proposed            Maximium
                                         Amount to be   Maximum Offering       Aggregate           Amount of
 Title of Securities to be Registered     Registered    Price Per Share     Offering Price(1)   Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $.01..........        10,000(2)      $23.00             $230,000              $70.00
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price is based on an exercise price of $23.00 per share with respect to 10,000 shares issuable upon exercise of nonqualified stock options granted to a director.

(2) Includes 10,000 shares to be issued pursuant to certain nonqualified stock options granted to a director. In addition to such shares, this Registration Statement covers an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the plans and agreements. The registration fee is calculated only on the stated number of shares.

================================================================================

                                EXPLANATORY NOTE

      This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission by Metro Networks, Inc. (Registration No. 333-23561) on March 18, 1997.

ITEM 8.  EXHIBITS.

      The exhibits filed as part of this Registration Statement are as follows:

    EXHIBIT NO.  DESCRIPTION
    ----------   -----------

       4.1       Amended and Restated Certificate of Incorporation of the
                 Registrant.(*)

       4.2       Amended and Restated By-laws of the Registrant.(*)

       4.3       Form of Common Stock Certificate.(*)

       4.4       Form of Series A Convertible Preferred Stock Certificate.(*)

       4.5       1996 Incentive Stock Option Plan.(*)

       4.6       1996 Employee Stock Purchase Plan.(*)

       4.7       Form of Nonqualified Stock Option Agreement.(*)

       5.1       Opinion of Paul, Hastings, Janofsky & Walker.

      23.1       Consent of Paul, Hastings, Janofsky & Walker (contained in
                 Exhibit 5.1).

      23.2       Consent of KPMG Peat Marwick LLP

      24.1 Power of Attorney (contained on the Signature Page of this Registration Statement).

__________________
(*) Incorporated by reference to the Registrant's Registration Statement on Form S-8, Registration No. 333-23561, originally filed with the Securities and Exchange Commission on March 18, 1997.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 25, 1997.



                                                 METRO NETWORKS, INC.
                                                 (Registrant)



                                        By:/s/ David I. Saperstein
                                           -----------------------------
                                           David I. Saperstein
                                           Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David I. Saperstein, Shane E. Coppola and Gary L. Worobow, with full power to act without the other, and each of them, as his true and lawful attorney- or attorneys-in-fact and agent or agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                           Date
         ---------                          -----                           ----
/s/ David I. Saperstein
------------------------   Chairman and Chief Executive Officer         July 25, 1997
David I. Saperstein        (Principal Executive Officer)

/s/ Curtis H. Coleman
------------------------   Senior Vice President, Chief Financial       July 25, 1997
Curtis H. Coleman          Officer and Director (Principal
                           Accounting and Financial Officer)

/s/ Charles I. Bortnick
------------------------   President and Director                       July 25, 1997
Charles I. Bortnick

/s/ Shane E. Coppola
------------------------   Executive Vice President and Director        July 25, 1997
Shane E. Coppola

/s/ Gary L. Worobow
------------------------   Senior Vice President, Secretary             July 25, 1997
Gary L. Worobow            and Director

________________________   Director                                     July __, 1997
James A. Arcara

________________________   Director                                     July __, 1997
Robert M. Miggins

________________________   Director                                     July __, 1997
Dennis F. Holt

________________________   Director                                     July __, 1997
Kenin M. Spivack

                                 EXHIBIT INDEX


                                                                                            Sequential
Exhibit No.                           Description                                             Page No.
-----------                           -----------                                           ----------
   4.1          Amended and Restated Certificate of Incorporation of the Registrant.(*)
   4.2          Amended and Restated By-laws of the Registrant.(*)
   4.3          Form of Common Stock Certificate.(*)
   4.4          Form of Series A Convertible Preferred Stock Certificate.(*)
   4.5          1996 Incentive Stock Option Plan.(*)
   4.6          1996 Employee Stock Purchase Plan.(*)
   4.7          Form of Nonqualified Stock Option Agreement.(*)
   5.1          Opinion of Paul, Hastings, Janofsky & Walker.
  23.1          Consent of Paul, Hastings, Janofsky & Walker (included in Exhibit 5.1).
  23.2          Consent of KPMG Peat Marwick LLP.
  24.1          Power of Attorney (included on the Signature Page).


_________________________

(*) Incorporated by reference to the Registrant's Registration Statement on Form S-8, Registration No. 333-23561, filed with the Securities and Exchange Commission on March 18, 1997.